OptimizeRx Reports Strong Fourth Quarter and Full Year 2025 Financial Results
-Q4 revenue of $32.2 million
-Q4 gross profit increased 9% year-over-year to $24.1 million
-Q4 net income and adjusted EBITDA hit records at $5.0 million and $12.0 million, respectively
-Updating 2026 revenue guidance to $109-$114 million and adjusted EBITDA guidance to $21-$25 million
- Paid off an incremental $2 million in principal from term loan during Q4
-OptimizeRx's Board authorizes a $10 million share repurchase program
WALTHAM, MA. – March 5, 2026 – OptimizeRx Corp. (the “Company”) (Nasdaq: OPRX), a leading provider of healthcare technology solutions helping life sciences companies reach and engage healthcare professionals (HCPs) and patients, today announced results for the fourth quarter and full year ended December 31, 2025.
Financial Highlights
•Revenue in the fourth quarter of 2025 remained consistent at $32.2 million when compared to $32.3 million in the same period of 2024. Full year revenue for 2025 came in at $109.4 million, a 19% increase, when compared to $92.1 million in the same year-ago period.
•Gross profit in the fourth quarter of 2025 increased 9% year-over-year to $24.1 million from $22.0 million in the same period of 2024. Gross profit for the full year of 2025 was $73.6 million an increase from $59.4 million in the same year-ago period.
•GAAP net income in the fourth quarter of 2025 totaled $5.0 million, or $0.26 per diluted share, compared to net loss of $(0.1) million, or $0.00 per diluted share, in the same period of 2024. GAAP net income for the full year of 2025 totaled $5.1 million, or $0.27 per diluted share, compared to net loss of $(20.1) million, or $(1.10) per diluted share, in the same year-ago period.
•Non-GAAP net income in the fourth quarter of 2025 totaled $9.9 million, or $0.51 per diluted share, compared to $5.5 million, or $0.30 per diluted share in the same period of 2024. Non-GAAP net income in the full year of 2025 came in at $19.9 million, or $1.05 per diluted share, compared to $6.2 million, or $0.33 per diluted share, in the same year-ago period. (see *Non-GAAP Measures below).
•Adjusted EBITDA for the fourth quarter of 2025 increased to $12.0 million compared to $8.8 million in the same period of 2024. Adjusted EBITDA for the full year of 2025 came in at $24.3 million compared to $11.7 million in the same year-ago period. (see *Non-GAAP Measures below).
•Cash and cash equivalents was $23.4 million as of December 31, 2025 as compared to $13.4 million as of December 31, 2024
•Net cash provided by operating activities was $18.7 million for the year ended December 31, 2025 as compared to $4.9 million in the same period of 2024.
Stephen L. Silvestro, OptimizeRx CEO commented, “We delivered a strong fourth quarter, exceeding both consensus and internal expectations, with revenue of $32.2 million and adjusted EBITDA of $12.0 million. For the full year, revenue reached a record $109.4 million and adjusted EBITDA totaled $24.3 million, reflecting more than 20% margin and nearly $19 million in operating cash flow. Importantly, one year ago, we set a goal to become a Rule of 40 company and we have, in 2025, achieved this benchmark demonstrating the strength of our profitable growth model and the durability of our platform. We continue to be focused on becoming a sustainable Rule of 40 company over the next few years.
“We are beginning to see increased market volatility, driven in part by uncertainty surrounding Most Favored Nation (MFN) pricing. In response, we believe some customers are taking a more measured approach to discretionary spending and contract duration. While this dynamic may create some near-term headwinds, we continue to see solid engagement across our network and remain confident in the underlying demand trends supporting our business.

“Against that backdrop, OptimizeRx continues to play a mission-critical role for life sciences companies by enhancing brand visibility, reducing script abandonment, improving interoperability between disparate point-of-care platforms, and supporting the growing shift toward complex specialty medications. In addition, we believe advancements in AI will enable customers to reallocate marketing dollars from content creation toward reach and execution—areas where we provide differentiated value with significant ROIs, further strengthening our position over time.”

	For the Year Ended December 31,
Key Performance Indicators (KPIs)**	2025	2024
	(in thousands, except percentages)
Average revenue per top 20 pharmaceutical manufacturers	$2,838	$2,976
Percent of total revenue attributable to top 20 pharmaceutical manufacturers	52%	65%
Net revenue retention	116%	121%
Revenue per average full-time employee	$839	$701

Financial Outlook
The Company is also updating its fiscal year 2026 guidance at this time and is expecting revenue to be between $109 million and $114 million with Adjusted EBITDA to be between $21 million and $25 million.
Share Repurchase Program
OptimizeRx’s board of directors has authorized a share repurchase program for up to $10 million of the Company’s outstanding common stock. Under this new program, share repurchases may be made from time to time depending on market conditions, share price, share availability and other factors at the Company’s discretion. This share repurchase authorization is effective March 12, 2026 and expires on the earlier of March 15, 2027, or when the repurchase of $10 million shares has been reached. The Company’s repurchase of shares will take place in open market transactions or privately negotiated transactions in accordance with applicable securities and other laws, including the Securities Exchange Act of 1934. The Company intends to finance the purchase using its available cash and cash equivalents. The Company’s board of directors may modify, suspend, extend or terminate the share repurchase program at any time.
Conference Call, Webcast, and Webcast Replay Information
Date:            Thursday, March 5, 2026
Time:            4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)
Toll Free:        1-844-825-9789
International:        1-412-317-5180
Conference ID:        10206362
Call Me:        https://callme.viavid.com/?$Y2FsbG1lPXRydWUmcGFzc2NvZGU9JmluZm89Y29tcGFueSZyPXRydWUmYj0xNg==
Webcast:         https://viavid.webcasts.com/starthere.jsp?ei=1750927&tp_key=099094fd29
Call Me Passcode:     6586380
Webcast Replay:     The archived webcast will be on the investor relations section of the OptimizeRx website
Invitation

In an effort to increase relations with institutional investors, OptimizeRx management has dedicated time to hosting individual meetings with portfolio managers and analysts. If you are interested in scheduling a meeting with OptimizeRx management, please contact: adsilva@optimizerx.com or shalper@lifesciadvisors.com.

*Non-GAAP Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. The reasons why we believe these measures provide useful information to investors and, for historical periods, a reconciliation of these measures to the most directly comparable GAAP measures are included in the supplemental tables that follow.
Although the Company provides guidance for Adjusted EBITDA, a non-GAAP financial measure, it is not able to provide guidance to the most directly comparable GAAP measure. Reconciliations for forward-looking figures would require unreasonable effort at this time because of the uncertainty and variability of the nature and amount of certain components of various necessary GAAP components, including, for example, those related to compensation, acquisition expenses, other income, amortization or others that may arise during the year, and the Company’s management believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors. For the same reasons, the Company is unable to address the probable significance of the unavailable information.
**Definition of Key Performance Indicators
Top 20 pharmaceutical manufacturers: We have updated the definition of “top 20 pharmaceutical manufacturers” in our key performance indicators to be based upon Fierce Pharma’s most updated list of “The top 20 pharma companies by 2024 revenue”. We previously used “The top 20 pharma companies by 2023 revenue”. As a result of this change, prior periods have been restated for comparative purposes.
Net revenue retention: Net revenue retention is a comparison of revenue generated from all clients in the previous period to total revenue generated from the same clients in the following year (i.e., excludes new client relationships for the most recent year).
Revenue per average full-time employee: We define revenue per average full-time employee (FTE) as total revenue over the last 12 months (LTM) divided by the average number of employees over the LTM, which is calculated by taking our total number of FTEs at the end of the prior year period by our total FTE headcount at the end of the most recent period.
About OptimizeRx
OptimizeRx is a leading healthcare technology company that’s redefining how life science brands connect with patients and healthcare providers. Our platform combines innovative artificial intelligence (AI)-driven tools like the Dynamic Audience Activation Platform (DAAP) and Micro-Neighborhood Targeting (MNT) to deliver timely, relevant, and hyper-local engagement. By bridging the gap between HCP and DTC strategies, we empower brands to create synchronized marketing solutions that drive faster treatment decisions and improved patient outcomes.
Our commitment to privacy-safe, patient-centric technology ensures that every interaction is designed to make a meaningful impact, delivering life-changing therapies to the right patients at the right time. Headquartered in Waltham, Massachusetts, OptimizeRx partners with some of the world’s leading pharmaceutical and life sciences companies to transform the healthcare landscape and create a healthier future for all.
For more information, follow the Company on X, LinkedIn or visit www.optimizerx.com.
Important Cautions Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates”, “believes”, “estimates”, “expects”, “forecasts”, “intends”, “plans”, “projects”, “targets”, “designed”, “could”, “may”, “should”, “will” or other similar words and expressions are intended to identify these forward-looking statements. All statements that reflect the Company’s expectations, assumptions, projections, beliefs or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements relating to the Company’s future performance, expected revenues, expected Adjusted EBITDA, plans to grow shareholder value creation, plans to continue the

Company’s growth and transformation, plans to position the Company to become a sustained “Rule of 40” company, increased market volatility, engagement across the Company’s network, improving interoperability between disparate point-of-care platforms, growing shift toward complex specialty medications, advancements in AI, plans to pay down debt at an accelerated rate, momentum extending into 2026, setting the stage for sustained strength in 2026 and beyond, the timing and amount of repurchases of our common stock and other statements relating to future performance, plans, and expectations. These forward-looking statements are based on the Company’s current expectations and involve assumptions regarding the Company’s business, the economy, and other future conditions that may never materialize or may prove to be incorrect. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties including, but not limited to, the effect of government regulation, seasonal trends, dependence on a concentrated group of customers, cybersecurity incidents that could disrupt operations, the ability to keep pace with growing and evolving technology, the ability to maintain contracts with electronic prescription platforms and electronic health records networks, competition, and other factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, its subsequent Quarterly Reports on Form 10-Q, and in other filings the Company has made and may make with the Securities and Exchange Commission in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.
OptimizeRx Contact
Andy D’Silva, Chief Business Officer
adsilva@optimizerx.com
Investor Relations Contact
Steven Halper
LifeSci Advisors, LLC
shalper@lifesciadvisors.com

OPTIMIZERX CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$23,365	$13,380
Accounts receivable, net of allowance for credit losses of $260 and $335 at December 31, 2025 and 2024, respectively	37,752	38,212
Taxes receivable	752	—
Prepaid expenses and other	2,846	2,379
Total current assets	64,715	53,971
Property and equipment, net	106	150
Other assets
Goodwill	70,869	70,869
Patent rights, net	4,586	5,517
Technology assets, net	6,870	8,180
Tradename and customer relationships, net	29,340	31,819
Operating lease right-of-use assets	404	366
Security deposits and other assets	28	296
Total other assets	112,097	117,047
TOTAL ASSETS	$176,918	$171,168
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$4,255	$2,000
Accounts payable	1,636	2,156
Accrued expenses	11,591	8,486
Revenue share payable	3,086	5,053
Taxes payable	—	318
Current portion of lease liabilities	193	168
Deferred revenue	503	473
Total current liabilities	21,264	18,654
Non-current liabilities
Long-term debt, net	21,421	30,816
Lease liabilities, net of current portion	234	209
Deferred tax liabilities, net	5,705	4,491
Total liabilities	48,624	54,170
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding at December 31, 2025 and 2024, respectively	—	—
Common stock, $0.001 par value, 166,666,667 shares authorized, 20,500,986 and 20,194,697 shares issued at December 31, 2025 and 2024, respectively	20	20
Treasury stock, $0.001 par value,1,741,397 shares purchased at December 31, 2025 and 2024	(2)	(2)
Additional paid-in-capital	207,512	201,348
Accumulated deficit	(79,236)	(84,368)
Total stockholders’ equity	$128,294	$116,998
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$176,918	$171,168

OPTIMIZERX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024

Net revenue	$32,239	$32,317	$109,429	$92,127
Cost of revenues, exclusive of depreciation and amortization presented separately below	8,139	10,293	35,834	32,749
Gross profit	24,100	22,024	73,595	59,378

Operating expenses
Stock-based compensation	1,960	2,937	6,962	11,467
Impairment charges	368	—	368	7,489
Depreciation and amortization	1,078	1,094	4,327	4,329
Other general and administrative expenses	12,125	14,358	50,245	49,799
Total operating expenses	15,531	18,389	61,902	73,084
Income (loss) from operations	8,569	3,635	11,693	(13,706)
Other income (expense)
Interest expense	(1,241)	(1,563)	(5,294)	(6,160)
Other income	59	41	198	152
Interest income	84	96	353	329
Total other expenses, net	(1,098)	(1,426)	(4,743)	(5,679)
Income (loss) before provision for income taxes	7,471	2,209	6,950	(19,385)
Income tax expense	(2,451)	(2,286)	(1,818)	(725)
Net income (loss)	$5,020	$(77)	$5,132	$(20,110)
Weighted average number of shares outstanding – basic	18,661,212	18,418,519	18,555,343	18,292,935
Weighted average number of shares outstanding – diluted	19,381,024	18,418,519	18,998,463	18,292,935
Income (loss) per share – basic	$0.27	$—	$0.28	$(1.10)
Income (loss) per share – diluted	$0.26	$—	$0.27	$(1.10)

OPTIMIZERX CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Year Ended December 31,
	2025	2024
OPERATING ACTIVITIES:
Net income (loss)	$5,132	$(20,110)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,327	4,329
Impairment charges	368	7,489
Bad debt expense	—	208
Stock-based compensation	6,962	11,467
Amortization of debt issuance costs	1,110	835
Change in:
Accounts receivable	460	(2,168)
Prepaid expenses and other assets	(467)	811
Accounts payable	(520)	(72)
Revenue share payable	(1,967)	(453)
Accrued expenses and other liabilities	3,374	1,053
Operating lease liabilities	12	—
Taxes receivable and payable	(1,070)	—
Deferred tax liabilities	1,214	1,449
Deferred loan fees	(250)	(250)
Deferred revenue	30	301
NET CASH PROVIDED BY OPERATING ACTIVITIES	18,715	4,889

INVESTING ACTIVITIES:
Purchases of property and equipment	(58)	(112)
Capitalized software development costs	126	(338)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	68	(450)

FINANCING ACTIVITIES:
Repayment of long-term debt	(8,000)	(4,000)
Cash paid for employee withholding taxes related to the vesting of restricted stock units	(1,150)	(911)
Proceeds from exercise of stock options, net of cash paid for withholding taxes	352	—
NET CASH USED IN FINANCING ACTIVITIES	(8,798)	(4,911)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	9,985	(472)
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	13,380	13,852
CASH AND CASH EQUIVALENTS – END OF PERIOD	$23,365	$13,380

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$4,184	$6,203
Cash paid for income taxes	$1,760	$161

OPTIMIZERX CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except share and per share data, unaudited)
This earnings release includes certain financial measures not derived in accordance with generally accepted accounting principles (GAAP). These non-GAAP financial measures are measures of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures. Additionally, these non-GAAP measures may not be comparable to similarly titled measures reported by other companies. However, management believes that presenting certain non-GAAP financial measures provides additional information to facilitate comparison of the Company's historical operating results and trends in its underlying operating results and provides transparency on how the Company evaluates its business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company's performance. Management believes that financial information excluding certain items that are not considered to reflect the Company’s ongoing operating results, such as those listed below, improves the comparability of year-to-year results. Consequently, management believes that investors may be able to better understand the Company’s operating results excluding these items. Non-GAAP financial measures may reflect adjustments for items such as asset impairment charges, amortization, stock-based compensation, acquisition expenses, severance tied to executive departures and reduction in force initiatives, shareholder activist related fees, CEO search fees, other income, as well as other items that management believes are not related to the Company’s ongoing performance.

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income (loss)	$5,020	$(77)	$5,132	$(20,110)
Deferred income taxes	1,215	153	1,215	153
Depreciation and amortization	1,078	1,094	4,327	4,329
Stock-based compensation	1,960	2,937	6,962	11,467
Impairment charges	368	—	368	7,489
Severance charges	—	1,183	275	1,908
Shareholder activist related fees	—	—	451	—
CEO search fees	—	—	225	—
Other income	(59)	(40)	(198)	(152)
Amortization of debt issuance costs	325	288	1,110	835
Acquisition expense	—	—	—	243
Non-GAAP net income	9,907	5,538	19,867	6,162

Non-GAAP net income per share
Diluted	$0.51	$0.30	$1.05	$0.33
Weighted average shares outstanding:
Diluted	19,381,024	18,464,605	18,998,463	18,583,936

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income (loss)	$5,020	$(77)	$5,132	$(20,110)
Depreciation and amortization	1,078	1,094	4,327	4,329
Stock-based compensation	1,960	2,937	6,962	11,467
Impairment charges	368	—	368	7,489
Severance charges	—	1,183	275	1,908
Acquisition expense	—	—	—	243
Shareholder activist related fees	—	—	451	—
CEO search fees	—	—	225	—
Other income	(59)	(40)	(198)	(152)
Interest expense (income), net	1,157	1,466	4,941	5,831
Income tax expense	2,451	2,286	1,818	725
Adjusted EBITDA	11,975	8,849	24,301	11,730